                                                                     Exhibit 4.2

                 NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

         This Ninth Amendment to Loan and Security Agreement (the "Ninth Amendment") is made as of December 27, 2002, by and between TransPro, Inc. ("TransPro"), Ready Aire, Inc., GO/DAN Industries, Inc. ("GO/DAN"), and G&O Manufacturing Company, Inc. as borrowers (individually, each a "Borrower" and collectively, the "Borrowers"), GO/DAN de Mexico, SA de C.V. and Radiadores GDI, SA de C.V., (each an "Obligor", and collectively, the "Obligors", as defined in the Loan Agreement (defined hereinafter)) and CONGRESS FINANCIAL CORPORATION (NEW ENGLAND), as lender (the "Lender").

         WHEREAS, the Lender and Borrowers entered into that certain Loan and Security Agreement dated as of January 4, 2001, as amended (the "Loan Agreement");

         WHEREAS, GO/DAN pledged substantially all of the assets possessed and used by the Obligors to provide in-bond manufacturing services for the benefit of GO/DAN as security for the Borrowers' obligations under the Financing Agreements pursuant to that certain Pledge Contract Without Transmission of Possession dated as of January 31, 2001 ("Pledge Contract");

         WHEREAS, the Borrowers have requested that the Lender agree to increase the Maximum Credit and Revolving Loan Ceiling, to amend certain other provisions of the Loan Agreement and to consent to the Borrowers' purchase of substantially all of the aftermarket related assets ("Transferred Assets") of the heater products business of Fedco Corporation ("Seller") pursuant to that certain Asset Purchase Agreement dated as of December 27, 2002 ("Asset Purchase Agreement") and the instruments, agreements, and documents entered into pursuant thereto and/or in connection therewith (collectively, the "Purchase Agreements");

         WHEREAS, the Lender has agreed to increase the Maximum Credit and Revolving Loan Ceiling, to amend certain other provisions of the Loan Agreement and to consent to the Borrowers' purchase of the Transferred Assets pursuant to the Asset Purchase Agreement and the Purchase Agreements subject to the terms and conditions hereof;

         NOW THEREFORE, based on these premises, and in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the Borrowers, the Obligors and the Lender hereby agree as follows:

         1. Amendments to Loan Agreement.

              1.1. Preamble to Loan Agreement. The Preamble to the Loan Agreement, immediately preceding the recitals, hereby is deleted in its entirety and the following is substituted in lieu thereof:

                   "This Loan and Security Agreement dated January 4, 2001 is entered into by and between Congress Financial Corporation (New England), a Massachusetts corporation ("Lender") and TransPro, Inc., a Delaware corporation ("TransPro"), Ready Aire, Inc., a Texas corporation ("Evap"), GO/DAN Industries, Inc., a Delaware corporation ("GDI" or "GO/DAN") and G&O Manufacturing Company, Inc. ("G&O") (TransPro, Evap, GDI and G&O are each referred to herein as a "Borrower" and are collectively referred to as "Borrowers")."

              1.2. Definition of Applicable Eurodollar Margin. Section 1 of the Loan Agreement is hereby amended to insert the following definition of "Applicable Eurodollar Margin" as Section 1.3A after Section 1.3:

                   "1.3A 'Applicable Eurodollar Margin' shall mean the rate set forth below as determined by the ratio ('Fixed Charge Ratio') of TransPro's consolidated EBITDA (as defined below) to consolidated Fixed Charges (as defined below) for the most recent fiscal year of the Borrowers:

              Fixed Charge Ratio                    Applicable Eurodollar Margin
              ------------------                    ----------------------------

              Greater than or equal to 1.25x                    2.25%

              Greater than or equal to
              1.00x and less than 1.25x                         2.50%

              Less than 1.00x                                   2.75%

                   The Applicable Eurodollar Margin shall be 2.5% until Lender's receipt of Borrowers' audited financial statements satisfying the requirements of Section 9.6(a)(ii) of the Loan Agreement for Borrower's fiscal year ending December 31, 2002 and shall thereupon be adjusted, effective upon the first day of the calendar month after receipt of such financial statements based upon Borrowers' Fixed Charge Ratio for its fiscal year ending December 31, 2002. Subsequent adjustments shall be effective in like manner based upon Borrowers' audited financial statements for subsequent fiscal years.

                   For purposes of this definition the following defined terms shall have the following meanings:

                   'EBITDA' shall mean the sum, without duplication, of the
              following as determined on a consolidated basis in accordance with GAAP for TransPro and its wholly owned subsidiaries: (a) Net Income, plus (b) interest expense on all indebtedness, (c) taxes on income, (d) depreciation expense, (e) amortization expense and
              (f) gain or loss from the sale of assets, other than sales in the ordinary course of business.

                   'Fixed Charges' shall mean the sum of the following, as
              determined on a consolidated basis in accordance with GAAP for TransPro and its wholly owned subsidiaries: (a) cash interest expense, plus (b) capital expenditures, plus (c) scheduled or other required payments of principal on indebtedness, plus (d) dividends and distributions, plus (e) cash taxes paid.

                   'Net Income' shall mean the net income (or loss) of TransPro and wholly owned subsidiaries on a consolidated basis determined in accordance with GAAP."

              1.3. Definition of Interest Rate. The definition of "Interest Rate" set forth in Section 1.31 of the Loan Agreement hereby is deleted in its entirety and the following definition is substituted in lieu thereof:

                   "1.31 'Interest Rate' shall mean, as to Prime Rate Loans, a rate of zero percent (0.00%) per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a per annum rate equal to the Applicable Eurodollar Margin plus the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrowers as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrowers for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrowers); provided, that, the Interest Rate shall mean the rate of three percent (3%) per annum in excess of the rate applicable to Prime Rate Loans immediately prior to the event described below and three percent (3%) per annum in excess of the rate applicable to Eurodollar Rate Loans immediately prior to the event described below, at Lender's option, without notice, (a) for the period (i) from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all obligations (notwithstanding entry of a judgment against any Borrower) and
              (ii) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender, and (b) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrowers under
              Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default), provided that if such excess is the sole and direct result of an adjustment made by Lender to the criteria for Eligible Accounts or Eligible Inventory or to Availability Reserves, the higher rate of interest provided herein shall not go into effect until ten (10) days after such adjustment by Lender became effective and provided that Borrowers shall not have eliminated such excess within such ten (10) day period. The Interest Rate shall be subject to further adjustment as provided in Section 3.1(e) hereof."

                   1.4. Definition of Maximum Credit. The definition of "Maximum
              Credit" set forth in Section 1.37 of the Loan Agreement hereby is deleted in its entirety and the following definition is substituted in lieu thereof:

                   "1.37 'Maximum Credit' shall mean the amount of
              $80,000,000.00."

              1.5. Definition of Revolving Loan Ceiling. The definition of "Revolving Loan Ceiling" set forth in Section 1.50 of the Loan Agreement hereby is deleted in its entirety and the following definition is substituted in lieu thereof:

                   "1.50 'Revolving Loan Ceiling' shall mean the amount of
              $77,000,000.00."

              1.6. Revolving Loans. Section 2.1(a)(i) of the Loan Agreement hereby is deleted in its entirety and the following is substituted in lieu thereof:

                   "(i) the sum of (A) eighty-five percent (85%) of the Net
              Amount of Eligible Accounts of GO/DAN to the extent that dilution does not exceed five percent (5%), provided that Lender may reduce such advance rate one percent for each percent by which dilution with respect to GO/DAN's Accounts exceeds five percent (5%) plus,
              (B) seventy-five percent (75%) of the Net Amount of Eligible Accounts of Evap plus, (C) eighty percent (80%) of the Net Amount of Eligible Accounts of the G&O Division, plus"

              1.7. Term Loan. Section 2.3 of the Loan Agreement hereby is deleted in its entirety and the following is substituted in lieu thereof:

                   "2.3 Term Loan. The Borrowers issued that certain Amended and
              Restated Term Promissory Note in the initial principal amount of Four Million Three Hundred Seventy Thousand Dollars ($4,370,000) on March 14, 2001 ("Initial Term Note") to evidence the Term Loan made by the Lender to the Borrowers as of such date. From March 14, 2001 through the date of the Ninth Amendment, the Borrowers have made certain interest and principal payments with respect to such Term Loan, reducing the outstanding obligations under the Initial Term Note to less than Three Million Dollars ($3,000,000). On the date of the Ninth

              Amendment, Lender shall make an additional Term Loan to the Borrowers ("December 2002 Term Loan"), increasing the aggregate amount of the Term Loan outstanding to Three Million Dollars ($3,000,000). To combine the obligations owed by the Borrowers to the Lender pursuant to the Initial Term Note and the December 2002 Term Loan, the Borrowers have amended, restated and replaced the Initial Term Note with the Second Amended and Restated Term Promissory Note dated as of the date of the Ninth Amendment, issued in the initial principal amount of Three Million Dollars ($3,000,000) (the "Term Promissory Note"). The Term Promissory Note (a) shall be repaid, together with interest and other amounts, in accordance with this Agreement, the Term Promissory Note, and the other Financing Agreements, and (b) shall be secured by all the Collateral. The principal amount of the Term Loan shall be repaid in thirty-six (36) consecutive monthly installments (or earlier as provided herein) payable on the first day of each month commencing on February 1, 2003, of which, the first thirty-five
              (35) installments shall each be in the amount of $75,000 and the last installment shall be due on the Renewal Date and shall be in the amount of the entire unpaid balance of the Term Loan."

              1.8. Availability Reserves. Section 2.4 of the Loan Agreement hereby is deleted in its entirety and the following is substituted in lieu thereof:

                   "2.4 Availability Reserves. All Revolving Loans otherwise
              available to Borrowers pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise, in good faith, Availability Reserves, including, without limitation, Availability Reserves in an amount equal to the amount by which dilution with respect to GO/DAN's Accounts (as determined in accordance with Section 2.1(b)(i)(A)) in excess of five percent (5%)."

              1.9. Term. The first sentence of Section 12(a) of the Loan Agreement hereby is deleted in its entirety and the following sentence is substituted in lieu thereof:

                   "(a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect until December 27, 2005 (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof."

              1.10. Early Termination Fee. Section 12(c) of the Loan Agreement hereby is deleted in its entirety and the following is substituted in lieu thereof:

                   "(c) If for any reason this Agreement is terminated prior to the end of the then current term or renewal term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof and as a result of Lender's willingness to foregoing certain fees that would otherwise be payable in a financing of this kind at the inception and during the term of this Agreement, Borrowers agree to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:


                          Amount                             Period
                          ------                             ------

              (i)   1% of Maximum Credit          from December 27, 2002 to and
                                                  including December 27, 2004;
                                                  and

              (iii) 0.5% of Maximum Credit        December 27, 2004 and
                                                  thereafter provided that this
                                                  provision shall not constitute
                                                  a commitment by Lender to
                                                  extend the term beyond the
                                                  Renewal Date.

                   Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and each Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrowers or permit the use of cash collateral under the United States Bankruptcy Code. Lender agrees that if Borrowers refinance all of the Obligations with Wachovia Bank, National Association, the parent of the Lender, or if all of the Obligations are refinanced with the proceeds of an unsecured loan, each, at a time when no Event of Default has occurred and is continuing, the applicable early termination fee due Lender minus the portion of the early termination fee due the Participant(s) shall not be required to be paid. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations."

         2. Fees.

              2.1. Line Increase Fee. Borrowers shall pay a line increase fee to Lender, fully earned on the date hereof, in an amount equal to One Hundred Twelve Thousand Five Hundred Dollars ($112,500) ("Line Increase Fee").

              2.2. Renewal Fee. Borrowers shall pay a renewal fee to Lender, fully earned on the date hereof, in an amount equal to Two Hundred Fifty Thousand Dollars ($250,000) ("Renewal Fee"), provided that One Hundred Twenty Five Thousand Dollars ($125,000) of the Renewal Fee shall be payable on the date hereof ("First Installment of Renewal Fee") and that One Hundred Twenty Five Thousand Dollars ($125,000) of the Renewal Fee shall be payable one year after the date hereof ("Second Installment of Renewal Fee").

         3. $5,000,000 Participant Loan. Lender will use good faith efforts to place a $5,000,000 participation with a Participant satisfactory to the Lender and the existing Participant(s). This participation shall reduce the amount of Loans that Lender and the existing Participant(s) are obligated to make to the Borrowers by an amount equal to the amount of the participation and in the discretion of such new participant may be used to provide up to $5,000,000 (in which Lender and existing Participant(s) will not participate) in a subline collateralized with Borrowers' and their subsidiaries' Mexican assets subject to documentation and such conditions as such new participant shall require.

         4. Consent.

              4.1. Consent to Acquisition of Assets. Subject to the terms and conditions hereof and notwithstanding Section 6.6 of the Loan Agreement, Lender hereby consents to the Borrowers' use of a portion of the proceeds of the Loans to purchase the Transferred Assets pursuant to the Asset Purchase Agreement and the Purchase Agreements for the aggregate sum of Eight Million Dollars ($8,000,000).

              4.2. Consent to Consignment Relationship. Lender hereby consents to Borrowers entering into the Consignment Sale Agreement and the Consignment Security Agreement (collectively, "Consignment Agreements") with Outokumpu Copper Strip AB, Vasteras, Sweden, on its own account and on behalf of Outokumpu Copper Strip BV, Zutphen the Netherlands, Outokumpu Copper Strip AB, Finspong Sweden (collectively, the "Consignor") whereby Borrowers may grant to Consignor a security interest in certain consigned goods and the proceeds thereof subject to the terms, conditions and limitations set forth in the Consignment Agreements.

         5. Conditions Precedent. The following are conditions precedent to the agreements of the Lender:

              5.1. payment to Lender in immediately available funds of (i) the Line Increase Fee, (ii) the First Installment of Renewal Fee and (iii) all expenses, including, without limitation, attorneys' fees and disbursements, incurred by the Lender through the date hereof, in accordance with Section 10 hereof;

              5.2. receipt by Lender of this Agreement, duly executed by the Borrowers and Obligors;

              5.3. receipt by Lender of the Second Amended and Restated Term Promissory Note, dated as of even date hereof, issued by Borrowers to Lender in the initial principal amount of $3,000,000, in form and substance satisfactory to Lender ("Term Promissory Note");

              5.4. receipt by Lender of the Patent Security Agreement, in form and substance satisfactory to Lender, dated as of even date hereof, duly executed by GO/DAN ("Patent Security Agreement");

              5.5. receipt by Lender of the Asset Purchase Agreement and each of the Purchase Agreements, each, in form and substance satisfactory to Lender, duly executed by the Borrowers and Seller;

              5.6. evidence that the execution, delivery and performance of this Agreement, the Term Promissory Note, the First Amendment to Pledge Contract, the Patent Security Agreement, the Asset Purchase Agreement and each of the Purchase Agreements by Borrowers and Obligors, as applicable, have been duly authorized by all necessary corporate action;

              5.7. current agings of receivables, current perpetual inventory records and/or rollforwards of accounts and inventory through the date hereof, together with supporting documentation, and other documents and information from Seller that will enable Lender to accurately identify and verify the eligible collateral on or before the date hereof in a manner satisfactory to Lender, including, without limitation, documentation with respect to inventory in transit, goods in bonded warehouses and/or at other third-party locations;

              5.8. a legal opinion by Borrowers' counsel, in form and substance satisfactory to Lender, which opines that, among other things, (i) this Ninth Amendment, the Term Promissory Note, the First Amendment to Pledge Contract, the Patent Security Agreement, all of the other Financing Agreements, the Asset Purchase Agreement and each of the Purchase Agreements are duly enforceable,
(ii) the Borrowers and/or Obligors are duly authorized to execute and perform this Ninth Amendment, the Term Promissory Note, the First Amendment to Pledge Contract, the Patent Security Agreement, all of the other Financing Agreements executed in connection herewith and therewith, the Asset Purchase Agreement and each of the Purchase Agreements, as applicable, and (iii) the Borrowers and Obligors are duly incorporated and are in good standing in their state or jurisdiction of incorporation;

              5.9. excess availability under the lending formulas set forth in the Loan Agreement, subject to sublimits and reserves, shall be in an amount satisfactory to Lender as of the date hereof, after (i) the payment of the fees assessed and the expenses incurred by the Lender in connection with the negotiation, documentation and execution of this Ninth Amendment, the Term Promissory Note, the Patent Security Agreement and the First Amendment to Pledge Contract, (ii) the application of the proceeds of the Loans made by Lender on or before the date hereof, and (iii) the deduction for past due payables and other obligations; and

              5.10. accounts payable of the Borrowers shall be at a level and in a condition reasonably acceptable to Lender.

         6. Conditions Subsequent. The Borrowers shall satisfy the following conditions on or before the following dates (the failure to satisfy such condition(s) by such date(s) shall constitute an Event of Default without notice or grace):

              6.1. Within thirty (30) days after the date hereof, the Borrowers shall cause the Lender to receive a duly executed landlord waiver, in form and substance satisfactory to Lender, for each location which is leased by the Borrowers and at which Collateral is located (for which the Lender has not yet received a fully executed landlord waiver, in form and substance satisfactory to Lender);

              6.2. Within thirty (30) days after the date hereof, the Borrowers shall cause the Lender to receive a warehouse agreement, in form and substance satisfactory to Lender, duly executed by each of the following warehousers (for each of the following locations where Collateral is stored): (i) Bison Storage & Warehouse Corp., 1502 Niagara Street, Buffalo, NY 14213 and (ii) TMSI Logistics, 485 Ludwig Avenue, Cheektowaga, NY 14227; and

              6.3. Within thirty (30) days after the date hereof, the Borrowers shall cause the Lender to receive a copy of the First Amendment to Pledge Contract Without Transmission of Possession, in form and substance satisfactory to Lender, duly executed by the Obligors and GO/DAN ("First Amendment to Pledge Contract").

         7. Representations and Warranties. Each Borrower and Obligor jointly and severally represents and warrants to Lender the following, as applicable:

              7.1. Organization and Qualification. Each of the Borrowers and Obligors is duly incorporated or formed, as applicable, validly existing, and in good standing under the laws of their respective jurisdictions of incorporation or formation, as applicable. Each Borrower and Obligor is duly qualified to do business and is in good standing as a foreign corporation in all states and jurisdictions in which the failure to be so qualified would have a material adverse effect on the financial condition, business or properties of such Borrower or Obligor.

              7.2. Power and Authority. Each Borrower and Obligor is duly authorized and empowered to enter, deliver, and perform this Ninth Amendment, the Term Promissory Note, the First Amendment to Pledge Contract, the Patent Security Agreement, the Asset Purchase Agreement and each of the Financing Agreements and Purchase Agreements to which it is a party. The execution, delivery, and performance of this Ninth Amendment, the Term Promissory Note, the First Amendment to Pledge

Contract, the Patent Security Agreement, each of the other Financing Agreements, the Asset Purchase Agreement and each of the Purchase Agreements have been duly authorized by all necessary corporate action of each of the Borrowers and Obligors, as applicable. The execution, delivery and performance of this Ninth Amendment, the Term Promissory Note, the First Amendment to Pledge Contract, the Patent Security Agreement, each of the other Financing Agreements, the Asset Purchase Agreement and each of the Purchase Agreements do not and will not (i) require any consent or approval of the shareholders of the Borrowers or the Obligors; (ii) contravene the charter or by-laws of any of the Borrowers or Obligor; (iii) violate or cause any Borrower or Obligor to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Borrower or Obligor; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower or Obligor is a party or by which such Borrower's or Obligor's properties may be bound or affected, which breach or default is reasonably likely to have a material adverse effect on the financial condition, business or properties of such Borrower or Obligor; or (v) result in, or require, the creation or imposition of any lien (other than the liens set forth in Schedule 8.4 to the Loan Agreement) upon or with respect to any of the properties now owned or hereafter acquired by any Borrower or Obligor.

              7.3. Legally Enforceable Agreement. This Ninth Amendment, the Term Promissory Note, the First Amendment to Pledge Contract, the Patent Security Agreement, each of the other Financing Agreements delivered pursuant to or in connection with this Ninth Amendment, the Asset Purchase Agreement and each of the Purchasing Agreements is, a legal, valid and binding obligation of each Borrower and Obligor, as applicable, enforceable against each Borrower or Obligor, as applicable, in accordance with its respective terms subject to bankruptcy, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

              7.4. Continuous Nature of Representations and Warranties. Each Borrower confirms and agrees that, except for the amendments to the Loan Agreement provided herein and in the other previously executed amendments to the Loan Agreement, (a) all representations and warranties contained in the Loan Agreement and in the other Financing Agreements are on the date hereof true and correct in all material respects (except for changes that have occurred as permitted by the covenants in Section 9 of the Loan Agreement), (b) all Information Certificates delivered in conjunction with the Loan Agreement remain true and correct in all material respects, and (c) it is unconditionally, absolutely, and jointly and severally liable for the punctual and full payment of all Obligations, including, without limitation, all termination fees under
Section 12.1(c) of the Loan Agreement (as amended hereby), charges, fees, expenses and costs (including attorneys' fees and expenses) under the Financing Agreements, and that no Borrower has any defenses, counterclaims or setoffs with respect to full, complete and timely payment of all Obligations.

              7.5. Asset Purchase Agreement. Borrowers represent, warrant, and covenant that (a) Borrowers have furnished to Lender a true, complete, and accurate copy of the Asset Purchase Agreement (together with the schedules and exhibits thereto), Borrowers shall promptly furnish to Lender a true, complete, and accurate copy of any amendments to the Asset Purchase Agreement (together with schedules and exhibits thereto) for Lender's review and approval, not to be unreasonably delayed or withheld, and Borrowers will furnish to Lender, within ten (10) days of the execution and delivery thereof true, complete, and accurate copies of all Purchase Agreements), (b) prior to the closing under the Purchase Agreements, all material conditions precedent to the effectiveness of the Purchase Agreements shall have been satisfied and not waived and the Purchase Agreements shall have been duly executed and delivered by Borrowers and Seller and shall be in full force and effect, (c) no consent, approval, authorization, order, or filing with any governmental agency or body or any other person is required of Borrowers or Seller for or in connection with the valid and lawful transfer of assets from Seller to Borrowers, except for such consents as shall have been obtained by Borrowers prior to the closing thereunder; (d) no employees are being transferred or hired from the Seller, and no new locations where Collateral may be held or stored are being established in connection with the transactions contemplated by the Purchase Agreements, (e) no liabilities are being assumed by Borrowers pursuant to the Purchase Agreements, except for the assumed liabilities set forth in the Asset Purchase Agreement or as may otherwise be disclosed to and approved by Lender; and (f) no Default or Event of Default shall exist or have occurred and be continuing on the closing date under the Asset Purchase Agreement.

              7.6. Amendment to Asset Purchase Agreement. Borrowers and Lender further agree as follows: (a) Borrowers shall not enter into any amendment to the Asset Purchase Agreement without Lender's prior review and approval (with such approval not to be unreasonably delayed or withheld); (b) Borrowers shall provide Lender with evidence, in form and substance reasonably satisfactory to Lender, that Lender shall have, following the closing under the Asset Purchase Agreement, valid, perfected, first priority security interests in and liens upon the Transferred Assets, subject only to the security interests and liens permitted under the Financing Agreements, including, without limitation, that Borrowers and/or Lender shall have received all authorizations to file UCC-3 terminations and amendments to financing statements to reflect the release of all security interests and liens in the Transferred Assets; (c) all requisite action and proceedings of Borrowers in connection with the Purchase Agreements and the further actions contemplated by this Ninth Amendment shall be reasonably satisfactory in form and substance to Lender; (d) Borrowers shall promptly notify Lender of any amendments to any schedules of trademarks, trademark applications and other Intellectual Property acquired in connection with the Purchase Agreements, and will obtain and deliver duly executed instruments reasonably satisfactory to Lender for filing with the U.S. Patent and Trademark Office evidencing Lender's security interest therein following the closing under the Asset Purchase Agreement; and (e) to the extent not included in the schedules and exhibits to the Asset Purchase Agreement, Borrowers shall promptly provide Lender with true, complete, and accurate copies of all License Agreements and Material Contracts that are being assumed by Borrowers in connection with the execution and performance of the Purchase Agreements, and all such License Agreements and Material Contracts shall be in form and substance reasonably satisfactory to Lender.

              7.7. No Material Adverse Change. Since September 16, 2002, the date of the last field examination conducted by the Lender, there has been no material adverse change in the business, operations, profits, prospects or condition, financial or otherwise, of any of the Borrowers (as shown on the consolidated balance sheet of the Borrowers) or Obligors as of such date and no change in the aggregate value or condition of property and assets owned by the Borrowers or Obligors, except changes (i) which are disclosed in this Ninth Amendment or (ii) which occurred in the ordinary course of business, provided that none of such changes, individually or in the aggregate, constitute a material adverse change in the aggregate value or condition of the Borrowers' or Obligors' property and assets.

         8. Acknowledgement of Obligations. Each Obligor, for value received, hereby assents to the Borrowers' execution and delivery of this Ninth Amendment, the Term Promissory Note, the First Amendment to Pledge Contract, the Patent Security Agreement, the Asset Purchase Agreement and each of the Purchase Agreements and to the performance by the Borrowers of their respective agreements and obligations hereunder and thereunder. The Borrowers' performance and/or consummation of any transaction or matter contemplated under this Ninth Amendment, the Term Promissory Note, the First Amendment to Pledge Contract, the Patent Security Agreement, the Asset Purchase Agreement and/or any of the Purchase Agreements shall not limit, restrict, extinguish or otherwise impair any of the Obligors' obligations to Lender with respect to the Financing Agreements, as applicable.

         9. Confirmation of Liens. Each Borrower and Obligor acknowledges, confirms and agrees that the Financing Agreements, as amended hereby, are effective to grant to Lender duly perfected, valid and enforceable first priority security interests in and liens on the Collateral described therein, except for liens referenced in Sections 8.4 and 9.8 and Schedule 8.4 (as amended hereby), each, of the Loan Agreement, and that the locations for such Collateral specified in the Financing Agreements have not changed except as provided herein or as previously disclosed to the Lender. Each Borrower and Obligor further acknowledges and agrees that all Obligations of the Borrowers are and shall be secured by the Collateral.

         10. Miscellaneous. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Financing Agreements. Borrowers hereby agree to pay to Lender all reasonable attorney's fees and costs which have been incurred or may in the future be incurred by Lender in connection with the negotiation, preparation, performance and enforcement of this Ninth Amendment, the Term Promissory Note, the First Amendment to Pledge Contract, the Patent Security Agreement and any other documents and agreements prepared in connection with this Ninth Amendment, the Term Promissory Note, the

Patent Security Agreement and the First Amendment to Pledge Contract. The undersigned confirm that the Financing Agreements remain in full force and effect without amendment or modification of any kind, except for as set forth in this Ninth Amendment, the Term Promissory Note, the Patent Security Agreement and the First Amendment to Pledge Contract (and as set forth in any previously executed amendments to the Loan Agreement). The Borrowers and Obligors further confirm that no Event of Default or events which with notice or the passage of time or both would constitute an Event of Default have occurred and are continuing. The execution and delivery of this Ninth Amendment, the Patent Security Agreement and the First Amendment to Pledge Contract by Lender shall not be construed as a waiver by Lender of any Event of Default under the Financing Agreements. This Ninth Amendment, the Term Promissory Note, the Patent Security Agreement and the First Amendment to Pledge Contract, each, shall be deemed to be a Financing Agreement and, together with the other Financing Agreements, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof.

                      REST OF PAGE LEFT INTENTIONALLY BLANK

                             Signature page to Ninth Amendment to Loan Agreement


         IN WITNESS WHEREOF, the Borrowers, the Obligors, and the Lender have executed this Ninth Amendment as of the date first above written, by their respective officers hereunto duly authorized, under seal.

                              BORROWERS:
                              ----------


WITNESS                       TRANSPRO, INC.


/s/ R.E.Freeman               By: /s/ R.A.Wisot
-------------------               -------------------------------
                              Title:Vice President

                              READY AIRE, INC.


/s/ R.E.Freeman               By: /s/ R.A.Wisot
-------------------               -------------------------------
                              Title:Vice President


                              GO/DAN INDUSTRIES, INC.


/s/ R.E.Freeman               By: /s/ R.A.Wisot
-------------------               -------------------------------
                              Title:Vice President

                              G&O MANUFACTURING COMPANY, INC.


/s/ R.E.Freeman               By: /s/ R.A.Wisot
-------------------               -------------------------------
                              Title:Vice President



                              OBLIGORS:
                              --------


                              GO/DAN de MEXICO SA de C.V.


/s/ R.E.Freeman               By: /s/ R.A.Wisot
-------------------               -------------------------------
                              Title:Vice President

                             Signature page to Ninth Amendment to Loan Agreement



                              RADIADORES GDI, SA de C.V.


/s/ R.E.Freeman               By: /s/ R.A.Wisot
-------------------               -------------------------------
                              Title:Vice President


                              LENDER

                              CONGRESS FINANCIAL CORPORATION (NEW ENGLAND)


                              By: /s/John E. Husson
-------------------               -------------------------------
                              Title:Vice President